UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2016
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Amendment to 2009 Equity Incentive Plan and Modification to Non-Employee Director Compensation Arrangement
On December 12, 2016, the board of directors (the "Board") of Telenav, Inc. (the “Company”), acting upon the recommendation of its Compensation Committee, approved the amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”) to modify the compensation arrangement for the Company’s non-employee directors.
The Plan, as amended, provides that beginning on the date of the 2017 annual meeting of stockholders and on each date of the annual meeting of stockholders thereafter, each individual who has served on the Board as a non-employee director for at least the preceding six months will be granted an option to purchase 15,000 shares of the Company’s common stock, vesting in twelve equal monthly installments following the date of grant, contingent on the director’s continued service as one of the Company’s directors; provided that upon the closing of a change of control of the Company, the unvested portion of the director’s options shall fully vest. The equity compensation for an individual who first joins the Board as a non-employee director remains unchanged.
Effective January 1, 2017, each non-employee director is eligible to receive the following cash compensation:

Annual retainer for serving as a member of the Board	$35,000
Additional annual retainer for serving as Audit Committee Chair	$15,000
Additional annual retainer for serving as Audit Committee Member	$8,000
Additional annual retainer for serving as Compensation Committee Chair	$10,000
Additional annual retainer for serving as Compensation Committee Member	$5,000
The compensation arrangement for directors serving on the Nominating and Governance Committee and as lead independent director remains unchanged.
The Plan, as amended and restated, is filed as Exhibit 10.4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On December 12, 2016, the Board of the Company approved an increase in the number of members of the Board by two directors, from six to eight directors, and, following the recommendation of its Nominating and Governance Committee, appointed Karen C. Francis and Richard B. Gold to the Board, effective immediately. Ms. Francis will serve as a Class I director, with a term expiring at the Company’s 2019 annual meeting of stockholders. She will also serve as a member of the Compensation Committee of the Board. Mr. Gold will serve as a Class III director, with a term expiring at the Company’s 2018 annual meeting of stockholders.
Ms. Francis has served as a director of AutoNation, Inc., the largest automotive retailer in the US, since February 2016. Ms. Francis also serves as a director of The Hanover Insurance Group, Inc. Ms. Francis is Executive Chairman of AcademixDirect, Inc., a technology marketing company serving the education industry. Ms. Francis served as

Executive Chairman and CEO of AcademixDirect, Inc. from 2009 to 2014. From 2004 to 2007, Ms. Francis was Chairman and CEO of Publicis & Hal Riney, based in San Francisco and part of the Publicis global advertising and marketing network. From 2001 to 2002, she served as Vice President of Ford Motor Company, where she was responsible for strategic technology investments including in-vehicle telematics, customer relationship management across all divisions, global vehicle export operations, and Ford Direct, the company’s online sales initiative structured as a joint venture with Ford dealers. From 1996 to 2000, Ms. Francis held several positions with General Motors, including serving as General Manager of the Oldsmobile division overseeing sales, marketing, strategy and product development, as well as Regional Manager of Chevrolet’s Rocky Mountain Region responsible for all dealer operations in eleven states. Ms. Francis holds an MBA from the Harvard Business School and a BA in Economics from Dartmouth College.
Mr. Gold has served as a director of R2 Semiconductor, Inc., a fabless semiconductor company developing power management technologies, since December 2008. Mr. Gold served as President and Chief Executive Officer of CalAmp Corp., a supplier of wireless communications solutions, from 2008 to 2011. He served as a director of CalAmp from 2000 to 2013, including a role as Chairman of the Board from 2004 to 2008 and a role as the Vice Chairman of the Board from 2011 to 2013. Mr. Gold was a Managing Director of InnoCal Venture Capital, a venture capital investment firm, from 2004 to 2008. Mr. Gold received a BS degree in Engineering Physics from Cornell University, an MBA from Northeastern University, and an MS and PhD in Electrical Engineering from Stanford University.
In connection with Ms. Francis’ appointment to the Board, Ms. Francis was granted 40,000 restricted stock units (“RSUs”), which will vest annually over three years. In addition, at the conclusion of each annual stockholders meeting, Ms. Francis is entitled to an annual grant of stock options covering 15,000 shares, which will vest monthly over one year. The RSU and option grants will be made subject to terms and conditions of the Plan and, upon the closing of a change of control of the Company, the remaining unvested portion of the equity grants will become fully vested. Ms. Francis is also eligible to receive cash compensation of $35,000 per year in the form of annual cash retainers for service on the Board and $5,000 per year in the form of annual cash retainer for service on the Compensation Committee of the Board.
In connection with Mr. Gold’s appointment to the Board, he was granted 40,000 RSUs, which will vest annually over three years. In addition, at the conclusion of each annual stockholders meeting, Mr. Gold is entitled to an annual grant of stock options covering 15,000 shares, which will vest monthly over one year. The RSU and option grants will be made subject to terms and conditions of the Company’s Plan and, upon the closing of a change of control of the Company, the remaining unvested portion of the equity grants will become fully vested. Mr. Gold is also eligible to receive cash compensation of $35,000 per year in the form of annual cash retainers for service on the Board.
Each of Ms. Francis and Mr. Gold also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No.333-162771) filed with the Securities and Exchange Commission on October 30, 2009 and incorporated herein by reference.
On August 24, 2016, the Company entered into a letter agreement (the “Agreement”) with Nokomis Capital, L.L.C and certain related persons (collectively, the “Nokomis Group”). Pursuant to the Agreement, the Company and the Nokomis Group agreed that they will cooperate to identify a mutually acceptable “independent” director to join the Board as a Class II director with a term expiring at the Company’s 2017 Annual Meeting of Stockholders (the “New Director”) as promptly as practicable following the execution of the Agreement. On December 11, 2016, Nokomis Group confirmed in writing with the Company that upon the appointment of Mr. Gold to the Board as a Class II or Class III director, Mr. Gold will be the New Director and will satisfy the requirements of the Agreement and that no “Intermediary Director” as such term is defined in the Agreement will be appointed.
There are no family relationships between Ms. Francis and Mr. Gold, on the one hand, and any of the officers or directors of the Company, on the other hand.

There are no transactions between Ms. Francis and Mr. Gold, on the one hand, and the Company, on the other hand, that would be reportable under Item 404(a) of Regulation S-K.
A copy of the press release issued by the Company announcing the appointment of Ms. Francis and Mr. Gold as directors is attached as Exhibit 99.1 and incorporated herein by reference.
(e)
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.4.3	2009 Equity Incentive Plan, amended and restated as of December 12, 2016.
99.1	Press Release, issued by Telenav, Inc. on December 13, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: December 14, 2016	By: /s/ Loren E. Hillberg
Name: Loren E. Hillberg
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.4.3	2009 Equity Incentive Plan, amended and restated as of December 12, 2016.
99.1	Press Release, issued by Telenav, Inc. on December 13, 2016.